                                                                       EX-99.n.2

                         AMENDED AND RESTATED MULTIPLE
                       CLASS PLAN PURSUANT TO RULE 18f-3


     The Brinson Funds (the "Trust") hereby adopts this amended and restated plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which sets forth the separate distribution arrangements and expense allocations of each class of the series of the Trust.

     The Plan is adopted by a majority of the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust (as such term is defined in the 1940 Act). The Board of Trustees of the Trust has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust as a whole, each series of shares offered by the Trust and each class of shares offered by the Trust. To the extent that a subject matter set forth in the Plan is covered by the Trust's Agreement and Declaration of Trust (the "Trust Agreement") or By-laws, such Trust Agreement or By-laws will control in the event of any inconsistencies with descriptions contained in the Plan.

     Appendix A to this Plan, as such Appendix may be amended from time to time, describes the classes to be issued by each series and identifies the names of such classes.

CLASS CHARACTERISTICS

     Each class of shares of a series will represent an interest in the same portfolio of investments of a series of the Trust, and be identical in all respects to each other class, except as set forth below and as described in greater detail in the Trust's Registration Statement. The term "Registration Statement" shall mean the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, as such Registration Statement may be amended or supplemented from time to time. The description below sets out the maximum initial sales charges, contingent deferred sales charges ("CDSCs"), 12b-1 service fees and 12b-1 distribution fees for each class of shares. These charges and fees may be lower for types of series or individual series, as described in the Registration Statement. Initial sales charges and CDSCs will be waived or reduced for the types of investors or under the circumstances described in the Registration Statement.

Brinson Fund-
Class A: Class A shares will be subject to a maximum initial sales charge equal to 5.50% of the public offering price. Class A shares will have a Rule 12b-1 plan with a fee of 0.25% of average daily net assets per annum. Class A shares held less than one year are subject to a CDSC upon redemption if the Class A shares were purchased without an initial sales charge due to an initial sales charge waiver for large purchases. The maximum Class A CDSC is equal to 1% of the lower of: (i) the net asset value of the shares at the time of purchase, or (ii) the net asset value of the shares at the time of redemption. Class A shares held one year or more or acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Class A shares will be offered to investors with a minimum initial investment of $5,000. The minimum investment for an IRA is $2,000.
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Brinson Fund-
Class B: Class B shares will not be subject to an initial sales charge. The maximum CDSC for Class B shares is equal to 5% of the lower of: (i) the net asset value of the Class B shares at the time of purchase, or (ii) the net asset value of such Class B shares at the time of redemption. Class B shares held for the time specified in the Registration Statement (usually six years or longer) and Class B shares acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Class B shares of certain series may cease to be subject to the CDSC before the end of six years, as described in the Registration Statement. Class B shares will have a Rule 12b-1 plan with an asset-based distribution fee of up to a maximum of 0.75% of average daily net assets per annum, and a 12b-1 service fee of 0.25% of average daily net assets per annum. Class B shares of a series convert to Class A shares of the same series approximately six years after issuance at their relative net asset values. Class B shares will be offered to investors with a minimum initial investment of $5,000, and minimum subsequent investments of $100.

Brinson Fund-
Class C: Class C shares held less than one year are subject to a CDSC upon redemption. The maximum CDSC for Class C shares is equal to 1% of the lower of: (i) the net asset value of the shares at the time of purchase, or (ii) the net asset value of the shares at the time of redemption. Class C shares held for one year or more or acquired through reinvestment of dividends or capital gains distributions are not subject to the CDSC. Class C shares may be sold to the general public subject to a maximum initial sales charge of 1.0% of the public offering price. Class C shares will have a Rule 12b-1 plan with an asset-based distribution fee of up to a maximum of 0.75% of average daily net assets per annum, and a 12b-1 service fee of 0.25% of average daily net assets per annum. Class C shares will be offered to investors with a minimum initial investment of $5,000, and minimum subsequent investments of $100.

Brinson Fund-
Class Y: Class Y shares (formerly, Brinson Fund-Class I shares) will not be subject to an initial sales charge, a contingent deferred sales charge or a Rule 12b-1 plan. Class I shares will be offered to investors with a minimum initial investment of $1 million and minimum subsequent investments of $2,500. The minimum investment for an IRA is $2,000.

     The only differences among the various classes of shares of the same series of the Trust will relate solely to: (a) distribution fee payments associated with a Rule 12b-1 plan for a particular class of shares and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such class or classes; (b) initial and contingent deferred sales charges; (c) exchange privileges; (d) class names or designations; and (e) voting rights, as described in the Plan.

     The Board of Trustees has the power to designate one or more series or sub-series/classes of shares of beneficial interest and to classify and reclassify only unissued shares with respect to such series. The assets of each series belong only to that series, and the liabilities of each series are borne solely by that series and no other. Shares of each series represent equal proportionate interests in the assets of that series only and have identical voting, dividend, redemption, liquidation and other rights. All shares issued are fully paid and nonassessable, and shareholders have no preemptive or other right to subscribe to any additional shares and no conversion rights.

     Each issued and outstanding full and fractional share of a series is entitled to one full and fractional vote in the series and all shares of each series participate equally with regard to dividends, distributions and liquidations with respect to that series. Shareholders do not have cumulative voting rights. On any matter submitted to a vote of shareholders, shares of each series will vote separately, except when a vote of shareholders in the aggregate is required by law, or when the Trustees have determined that the matter affects the interests of more than one series, in which case the shareholders of all such series shall be entitled to vote thereon.

     Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for shareholder services and the distribution of shares, including its Rule 12b-1 plan, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have, in all other respects, the same rights and obligations as each other class.

INCOME AND EXPENSE ALLOCATION

     The Trust shall allocate to each class of shares of a series any fees and expenses incurred by the Trust in connection with the distribution or servicing of such class of shares under a Rule 12b-1 plan, if any, adopted for such class.

     In additional to the Rule 12b-1 plan fees described above, each class may also pay a different amount of the following other expenses:

     1. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

     2.  Blue Sky fees incurred by a specific class of shares;

     3.  SEC registration fees incurred by a specific class of shares;

     4. expenses of administrative personnel and services required to support the shareholders of a specific class of shares;

     5. Board members' fees incurred as a result of issues relating to a specific class of shares;

     6. litigation expenses or other legal expenses relating to a specific class of shares; and

     7. transfer agent fees identified as being attributable to a specific class.

DIVIDENDS AND DISTRIBUTIONS

     Income and realized and unrealized capital gains and losses of a series will be allocated to each class of such series on the basis of the net asset value of each such class in relation to the net asset value of the series.

EXCHANGES AND CONVERSIONS

     Class A, Class B and Class C shares of a series may be exchanged for the corresponding class of shares of other series of the Trust or may be acquired through an exchange of shares of the corresponding class of those funds. Class Y shares are not exchangeable. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act. All exchanges are subject to the eligibility and minimum investment requirements set forth in this Plan and in the Registration Statement. Class A shares, Class C shares and Class Y shares do not convert to another class of shares.

GENERAL

       Any distribution arrangement of the Trust, including distribution fees pursuant to Rule 12b-1 under the 1940 Act, will comply with Article III, Section 26 of the Conduct Rules of the National Association of Securities Dealers, Inc.

       Any material amendment to the Plan must be approved pursuant to Rule 18f-3 under the 1940 Act by a majority of the Board of Trustees of the Trust, including a majority of those trustees who are not "interested persons" of the Trust (as such term is defined in the 1940 Act).

Date: Adopted May 22, 1995; revised May 19, 1997; amended August 24, 1998; amended June 11, 1999; amended February 28, 2000; amended and restated, May 21, 2001.

                                  Appendix A

                          List of Series and Classes

Series                                    Classes
------                                    -------
Global Balanced Fund                      Brinson Global Balanced Fund-Class A
                                          Brinson Global Balanced Fund-Class B
                                          Brinson Global Balanced Fund-Class C
                                          Brinson Global Balanced Fund-Class Y

Global Equity Fund                        Brinson Global Equity Fund-Class A
                                          Brinson Global Equity Fund-Class B
                                          Brinson Global Equity Fund-Class C
                                          Brinson Global Equity Fund-Class Y

Global Bond Fund                          Brinson Global Bond Fund-Class A
                                          Brinson Global Bond Fund-Class B
                                          Brinson Global Bond Fund-Class C
                                          Brinson Global Bond Fund-Class Y

U.S. Balanced Fund                        Brinson U.S. Balanced Fund-Class A
                                          Brinson U.S. Balanced Fund-Class B
                                          Brinson U.S. Balanced Fund-Class C
                                          Brinson U.S. Balanced Fund-Class Y

U.S. Equity Fund                          Brinson U.S. Equity Fund-Class A
                                          Brinson U.S. Equity Fund-Class B
                                          Brinson U.S. Equity Fund-Class C
                                          Brinson U.S. Equity Fund-Class Y

U.S. Large Cap Equity Fund                Brinson U.S. Large Cap Equity
Fund-Class A
                                          Brinson U.S. Large Cap Equity
Fund-Class B
                                          Brinson U.S. Large Cap Equity
Fund-Class C
                                          Brinson U.S. Large Cap Equity
Fund-Class Y

U.S. Bond Fund                            Brinson U.S. Bond Fund-Class A
                                          Brinson U.S. Bond Fund-Class B
                                          Brinson U.S. Bond Fund-Class C
                                          Brinson U.S. Bond Fund-Class Y

International Equity Fund                 Brinson International Equity
Fund-Class A
                                          Brinson International Equity
Fund-Class B
                                          Brinson International Equity
Fund-Class C
                                          Brinson International Equity
Fund-Class Y

U.S. Large Cap Growth Fund                Brinson U.S. Large Cap Growth-Class A
                                          Brinson U.S. Large Cap Growth-Class B
                                          Brinson U.S. Large Cap Growth-Class C
                                          Brinson U.S. Large Cap Growth-Class Y

Series                                    Classes
------                                    -------
U.S. Small Cap Growth Fund                Brinson U.S. Small Cap Growth
Fund-Class A
                                          Brinson U.S. Small Cap Growth
Fund-Class B
                                          Brinson U.S. Small Cap Growth
Fund-Class C
                                          Brinson U.S. Small Cap Growth
Fund-Class Y

High Yield Fund                           Brinson High Yield Fund-Class A
                                          Brinson High Yield Fund-Class B
                                          Brinson High Yield Fund-Class C
                                          Brinson High Yield Fund-Class Y

Emerging Markets Equity Fund              Brinson Emerging Markets Equity
Fund-Class A
                                          Brinson Emerging Markets Equity
Fund-Class B
                                          Brinson Emerging Markets Equity
Fund-Class C
                                          Brinson Emerging Markets Equity
Fund-Class Y

Emerging Markets Debt Fund                Brinson Emerging Markets Debt
Fund-Class A
                                          Brinson Emerging Markets Debt
Fund-Class B
                                          Brinson Emerging Markets Debt
Fund-Class C
                                          Brinson Emerging Markets Debt
Fund-Class Y

Global Biotech Fund                       Brinson Global Biotech Fund-Class A
                                          Brinson Global Biotech Fund-Class B
                                          Brinson Global Biotech Fund-Class C
                                          Brinson Global Biotech Fund-Class Y

U.S. Real Estate Equity Fund              Brinson U.S. Real Estate Equity
Fund-Class A
                                          Brinson U.S. Real Estate Equity
Fund-Class B
                                          Brinson U.S. Real Estate Equity
Fund-Class C
                                          Brinson U.S. Real Estate Equity
Fund-Class Y

U.S. Value Equity Fund                    Brinson U.S. Value Equity Fund-Class A
                                          Brinson U.S. Value Equity Fund-Class B
                                          Brinson U.S. Value Equity Fund-Class C
                                          Brinson U.S. Value Equity Fund-Class Y

Global Technology Fund                    Brinson Global Technology Fund-Class A
                                          Brinson Global Technology Fund-Class B
                                          Brinson Global Technology Fund-Class C
                                          Brinson Global Technology Fund-Class Y

U.S. Small Cap Equity Fund                Brinson U.S. Small Cap Equity
Fund-Class A
                                          Brinson U.S. Small Cap Equity
Fund-Class B
                                          Brinson U.S. Small Cap Equity
Fund-Class C
                                          Brinson U.S. Small Cap Equity
Fund-Class Y

Amended as of February 28, 2000; Amended and Restated, May 21, 2001.